Exhibit 99.4

®	Media Release
Property Solutions Worldwide

FOR IMMEDIATE RELEASE	Contact:	Janice McDill, 312.698.6707 janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Enters into Contract to
Purchase Danbury Corporate Center for Future Sale
to Grubb & Ellis Realty Advisors, Inc.
Company files 8K detailing transaction and recent events
     CHICAGO (Feb. 22, 2007) — Grubb & Ellis Company (NYSE: GBE) today announced that the Company, through its wholly owned subsidiary, GERA Property Acquisition LLC, has entered into an agreement to purchase Danbury Corporate Center, a 1.1-million-square-foot office building located in Danbury, Conn.
     The Company has filed a Current Report on Form 8-K with the Securities and Exchange Commission concerning the agreement. The Company also disclosed in the 8-K filing, among other things, that it has amended its senior secured credit facility to provide the Company with more flexibility with respect to certain acquisitions of real property and certain covenants.
     The Company, at its discretion and without penalty, at any time prior to March 16, may elect to terminate the agreement for any reason and not proceed with the purchase of Danbury Corporate Center. Should the Company choose to move forward with the purchase, the closing, subject to customary closing conditions, is presently expected to occur on April 17.
     Grubb & Ellis’ current intention is to acquire the property and hold it for future sale to Grubb & Ellis Realty Advisors, Inc. (Amex: GAV), the Company’s investment management affiliate. The aggregate value of the Danbury Corporate Center together with that of Abrams Centre in Dallas and 6400 Shafer Court in Rosemont, Ill., is sufficient to constitute Realty Advisors’ business combination, if the purchase of such properties from the Company is approved by Realty Advisors’ board of directors and stockholders.
-more-
Grubb & Ellis Company
500 West Monroe Street Suite 2800 Chicago, IL 60661 312.698.6700

2 — 2 — 2
02/22/07
Grubb & Ellis Company Enters into Contract to Purchase Danbury Corporate Center
     The Company completed its acquisition of Abrams Centre on Feb. 20 and the acquisition of 6400 Shafer is expected to close on Feb. 28. The Company and Realty Advisors, however, do not have any current arrangement or agreement with respect to the purchase of any properties by Realty Advisors and Realty Advisors does not have any obligation to purchase any of the properties from the Company.
Grubb & Ellis Company
Grubb & Ellis Company is one of the world’s leading full-service commercial real estate organizations, providing a complete range of transaction, management and consulting services. By leveraging local expertise with our global reach, Grubb & Ellis offers innovative, customized solutions and seamless service to owners, corporate occupants and investors throughout the globe. For more information, visit the Company’s Web site at www.grubb-ellis.com.
Forward-looking Statement
Statements included in this release may constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the Company’s ability to obtain these results include, among other things: (i) the volume of sales and leasing techniques and prices for real estate in the real estate markets generally; (ii) a general or regional economic downturn that could create a recession in the real estate markets; (iii) the Company’s debt level and its ability to make interest and principal payments; (iv) an increase in expenses related to new initiatives, investments in people, technology and service improvements; (v) the success of new initiatives and investments; and (vi) other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2006 and December 31, 2006 and in the Company’s other filings with the Securities and Exchange Commission (including the Registration Statement on Form S-1, as amended, registration number 333-133659).
###
Grubb & Ellis Company
500 West Monroe Street Suite 2800 Chicago, IL 60661 312.698.6700